As filed with the Securities and Exchange Commission on July 28,
1995
                                     Registration No. 33-_________
_________________________________________________________________

                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    _________________________

                           FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    _________________________

                     TEMTEX INDUSTRIES, INC.
     (Exact name of Registrant as specified in its charter)

              Delaware                            75-1321869
   (State or other jurisdiction of             (I.R.S. Employer
    incorporation or organization)            Identification No.)

     3010 LBJ Freeway, Suite 650
            Dallas, Texas                            75234
(Address of Principal Executive Offices)          (Zip Code)
                    _________________________

              1990 STOCK PLAN FOR KEY EMPLOYEES OF
          TEMTEX INDUSTRIES, INC. AND ITS SUBSIDIARIES
                    (Full title of the plan)
                    _________________________

         E. R. BUFORD                         Copy to:
     President and Chief               STANLEY R. HULLER, ESQ.
      Executive Officer          Arter, Hadden, Johnson & Bromberg
   TEMTEX INDUSTRIES, INC.           1717 Main St., Suite 4100
3010 LBJ Freeway, Suite 650          Dallas, Texas  75201-4605
    Dallas, Texas  75234                   (214) 761-2100
       (214) 484-1845
(Name, address and telephone
number, including area code,
    of agent for service)
                    _________________________

                    CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                               Proposed    Proposed
Title of                       Maximum     Maximum
Securities     Amount          Offering    Aggregate  Amount of
to be          to be           Price Per   Offering   Registration
Registered     Registered(1)   Share(2)    Price(2)   Fee(3)
_________________________________________________________________
Common Stock   100,000         $5.1875     $518,750   $178.88
($.20 par      Shares
value)
_________________________________________________________________
                      Page one of 19 sequentially numbered pages.
                      Index to exhibits is located on page 4.

                           2 of 19

       (1) The securities to be registered represent additional shares of Common Stock reserved for issuance under the 1990 Stock Plan For Key Employees of Temtex Industries, Inc. and its Subsidiaries (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company allotted as restricted stock or issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

       (2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low price per share of the Common Stock on the Nasdaq Stock Market's National Market on July 24, 1995 ($5.1875), in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.

       (3) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 95,000 shares previously registered by that Registration Statement on Form S-8 filed with the Commission on January 30, 1995 (SEC Reg. No. 33-88980).


       The contents of that Registration Statement on Form S-8, SEC File No. 33-88980, filed with the Securities and Exchange
Commission on January 30, 1995 (the "Original Registration
Statement") relating to the 1990 Stock Option Plan for Key
Employees of Temtex Industries, Inc. and its Subsidiaries, are incorporated herein by reference.

       The only information and documents required in this Registration Statement that were not included in the Original
Registration Statement are the additional Exhibits included in "Item 8. Exhibits" below.

Item 8.  Exhibits.

       (a)     Exhibits.


       Exhibit        Description

        4.5           1990 Stock Plan for Key Employees of Temtex
                      Industries, Inc. and its Subsidiaries, as amended (filed herewith)

        5.1           Opinion of Arter, Hadden, Johnson & Bromberg
                      (filed herewith)

       23.1 Consent of Arter, Hadden, Johnson & Bromberg (included in their opinion filed as Exhibit
                      5.1)

       23.2           Consent of Ernst & Young, LLP
                      (filed herewith)

                            3 of 19

                         SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on July 25, 1995:

                    TEMTEX INDUSTRIES, INC.


                    By:   E. R. Buford
                       President and
                       Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on July 25, 1995:


     Signature                   Title

   James E. Upfield            Chairman of the Board and Director


   E. R. Buford                Chief Executive Officer, President
                                 and Director (Principal Executive
                                 Officer)


   R. N. Stivers               Vice President-Finance and Chief
                                 Financial Officer (Principal
                                 Financial and Accounting Officer)


   Larry J. Parsons            Director


   Joseph V. Mariner, Jr.      Director


   Scott K. Upfield            Director


                           4 of 19

                      INDEX TO EXHIBITS


Exhibit                                               Sequentially
No.           Description of Exhibit                  Numbered Page

4.5           1990 Stock Plan for Key Employees of         5
              Temtex Industries, Inc. and its
              Subsidiaries, as amended
              (filed herewith)

5.1           Opinion of Arter, Hadden, Johnson &          16
              Bromberg (filed herewith)

23.1          Consent of Arter, Hadden, Johnson &
              Bromberg (included in their opinion
              filed as Exhibit 5.1)

23.2          Consent of Ernst & Young, LLP (filed         19
              herewith)